Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306

(202) 955-8500

www.gibsondunn.com

January 4, 2010

(202) 955-8500	C 97964-00017

Towers Watson & Co.

875 Third Avenue

New York, NY 10022

Re:	Proposed Offering of up to: (a) 12,500,000 Shares of Class A common stock Pursuant to the Towers Watson & Co. 2009 Long Term Incentive Plan; and (b) 125,648 Shares of Class A common stock pursuant to the Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Towers Watson & Co., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to (a) 12,500,000 shares (the “2009 Plan Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), issuable pursuant to awards under the Towers Watson & Co. 2009 Long Term Incentive Plan (the “2009 Plan”), which was adopted by the Company at the Effective Time (defined below); and (b) 125,648 shares (the “2000 Plan Shares”) of Class A Common Stock issuable upon exercise of outstanding stock options (the “Assumed Options”) previously granted under the Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan (the “2000 Plan” and, together with the 2009 Plan, the “Plans”) that was assumed by the Company at the Effective Time (defined below). On December 18, 2009, the stockholders of Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), and Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), approved a merger of Watson Wyatt and Towers Perrin to form Towers Watson & Co. (the “Merger”).

In addition to examining the Registration Statement, we have examined the Plans and originals, or photostatic or certified copies, of such proceedings and records of the Company and certificates of officers of the Company and of public officials and such other documents and matters as we have deemed relevant and necessary as the basis for the opinion set forth below. We also have made such other investigations as we have deemed relevant and necessary or appropriate in connection with the opinion hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We also have assumed that there are no agreements or understandings between or among the Company and any participant in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by others during the course of our investigation, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that when the Registration Statement has become effective under the Securities Act: (a) the 2009 Plan Shares, when issued and sold in accordance with the terms and conditions set forth in the 2009 Plan and against payment therefor; and (b) the 2000 Plan Shares, when issued and sold upon exercise of the Assumed Options in accordance with the terms and conditions set forth in the 2000 Plan and against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. Except as herein stated, this opinion letter may not be relied upon by you for any other purpose, or be relied upon by, or furnished to, any other person, firm or corporation without our prior written consent. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher, LLP